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                          Conectiv Energy Supply, Inc.

                                      10.2

                           Certificate of Amendment of
                         Certificate of Incorporation of
                             Delmarva Energy Company
                              Filed August 19, 1987
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             DELMARVA ENERGY COMPANY


           Delmarva Energy Company, a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation") does hereby certify as follows:

           FIRST: The Board of Directors of the Corporation duly adopted the following resolution setting forth an amendment to the Certificate of Incorporation, declared its advisability and directed its consideration by the stockholders:

           RESOLVED, That the Board of Directors of the company declare it advisable to amend said certificate and articles of incorporation of this company by adding Article TWELFTH to read:

              TWELFTH: No director of the Corporation shall be personally liable to the Corporation for monetary damages for breach of fiduciary duty by such director; provided, however, that this Article

              TWELFTH shall not eliminate or limit the liability of a director to the extent provided by law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith of which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Corporation shall indemnify its directors, officers and employees against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them by reason of their serving in such capacity to the fullest extent permitted by the Delaware General Corporation Law.

           SECOND:The stockholders of the corporation duly approved the said amendment at the annual meeting properly called and held on May 29, 1987.

           THIRD: The said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.
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           IN WITNESS WHEREOF The said Delmarva Energy Company has caused its
Corporate Seal to be hereunto affixed and this Certificate to be made and executed by its President and Secretary his 6th day of August, 1987.


                                     DELMARVA ENERGY COMPANY

                                     By________________________________________
                                                      President


                                     Attest____________________________________
                                                      Secretary

                                    [Corporate Seal]